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                                                                     EXHIBIT 5.1


                [ORRICK, HERRINGTON & SUTCLIFFE, LLP LETTERHEAD]





April 23, 2001




Schuler Homes, Inc.
828 Fort Street Mall, Fourth Floor
Honolulu, Hawaii 96813

                  Re:      Registration Statement on Form S-8-
                           Schuler Homes, Inc. 2000 Stock Incentive Plan and the Schuler Homes, Inc. 1992 Stock Option Plan

Ladies and Gentlemen:

         At your request, we are rendering this opinion in connection with the proposed issuance pursuant to the Schuler Homes, Inc. 2000 Stock Incentive Plan (the "Incentive Plan") of up to 1,212,000 shares of Class A common stock, $0.001 par value (the "Common Stock") of Schuler Homes, Inc., a Delaware corporation (the "Company"), and the proposed issuance pursuant to the Schuler Homes, Inc. 1992 Stock Option Plan (the "Stock Plan") of up to 1,036,524 shares of Common Stock of the Company.

         We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

         Based on such examination, we are of the opinion that the shares to be issued by the Company pursuant to the Incentive Plan and the Stock Plan are validly authorized shares of Common Stock, and, when issued in accordance with the provisions of the respective plan, will be legally issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement on Form S-8 and to the use of our name wherever it appears in said Registration Statement. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.



                                          Very truly yours,

                                          /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP